EXHIBIT 10.1

Agreement to Convert Debt into Equity

This Agreement to Convert Debt into Equity (“Agreement”) is made as of July 15, 2013, by and between Equisource Hotel Fund I, LLP, a Nevada Limited Liability Partnership (the “Company”) and Equisource Management, LLC, a Nevada Limited Liability Company  and General Partner of the Company (“General Partner” and collectively with the Company, the “Parties”).

 WHEREAS, General Partner has previously agreed to convert an outstanding debt of $10,000 owed to it by the Company (the “Debt”), into additional Paid In Capital into the General Partner Interest with the General Partner continuing to be the only holder of such interests in accordance with the Company’s Limited Liability Partnership Agreement (“General Partner Interest”);

NOW THEREFORE, in consideration of the covenants and agreements hereafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

 1.           Conversion of the Debt into the General Partner Interest.  The General Partner hereby agree that  the Debt shall be converted into an additional Paid In Capital of 100% of the General Partner Interest already owned by the General Partner and to be recorded as an equity interest on the financial statements of the Company.  After the conversion, the Debt shall no longer be outstanding and extinguished in its entirety.

2.           Representations, Warranties and Covenants by General Partner.  General Partner hereby makes the following representations, warranties, and covenants as to the transactions contemplated by this Agreement as of the date of this Agreement and as of the date of the increase of paid in capital and equity interest.

a.           Andrew Jolley, a manager of Equisource Management, LLC, has the power and authority to execute and deliver this Agreement, and to consummate the transactions contemplated hereby and thereby.

3.           Representations, Warranties and Covenants by the Company.  The Company hereby makes the following representations, warranties, and covenants as to the transactions contemplated by this Agreement as of the date of this Agreement and as of the date of the increase equity interest as booked on the Company’s financial statements.

a.           The Company is a limited liability partnership, validly existing and in good standing under the laws of the State of Nevada, with full power and authority to execute and deliver this Agreement, and to consummate the transactions contemplated hereby and thereby.

4.           Further Assurances.  Each of the Parties shall use its reasonable commercial efforts to proceed promptly with the transactions contemplated herein and to execute such further documents and other papers and perform such further acts as may be reasonably required or desirable to carry out the provisions of this Agreement and to consummate the transactions contemplated herein.

5.           Miscellaneous.  This Agreement may be executed in any number of facsimile counterparts, all of which shall be but a single original.  This Agreement will be binding upon and inure to the benefit of the Parties hereto and their respective successors and assigns.  The Parties shall execute and deliver from time to time hereafter, upon written request, all such further documents and instruments and shall do and perform all such acts as may be reasonably necessary to give full effect to the intent of this Agreement.

6.           Governing Law.  This Agreement and all actions arising out of or in connection with it shall be governed by and construed in accordance with the laws of the State of Nevada, without regard to the conflicts of law provisions of the State of Nevada, or of any other state.

IN WITNESS WHEREOF, the Parties have entered into this Agreement as of the date first set forth above.

As to the General Partner:

/s/ Andrew Jolley
Andrew Jolley, Manager of
Equisource Management, LLC
General Partner

As to the Company:

/s/ Andrew Jolley
Andrew Jolley, Manager of
Equisource Management, LLC
General Partner